Exhibit 99.1
CGC
CAPITAL GOLD CORPORATION

PRESS RELEASE

FOR IMMEDIATE RELEASE

CAPITAL GOLD CORPORATION ANNOUNCES A 29%
INCREASE IN REVENUE OVER PREVIOUS YEAR

Conference Call in Mid-October to Discuss
Full Financial Report and Plans for Further Growth

NEW YORK, September 23, 2009 – Capital Gold Corporation (TSX: CGC; OTC Bulletin Board: CGLD) today announced revenue from the 2009 fiscal year ended July 31 was approximately $42.8 million versus $33.1 million in the fiscal year 2008.  This represents an increase of 29%.  The Company will hold a mid-October conference call to discuss the full financial report, production from its El Chanate mine, and 2010 outlook.

Capital Gold is also pleased to announce that it has restructured its corporate investor relations   functions and intends to enter into agreements with Standard & Poor’s (S&P) and The Gold Report.com.  S&P will provide their Stock Report Coverage and Market Awareness Program.  This will compliment current analyst coverage with Jennings Capital Inc., Dahlman Rose & Co., Octagon Capital Corporation and Wolverton Capital Markets.  The Gold Report.com will provide the Company with an expanded internet presence for the investment community.

Capital Gold’s investor relations will be managed by Kelly Cody and Marston Webb International will continue to assist the company.

As part of the restructuring program, Jeff Pritchard is no longer employed by the Company.  Mr. Pritchard has also resigned from the board of directors of Capital Gold effective September 29, 2009.  Capital Gold would like to thank Mr. Pritchard for his many years of service to the company.

“As Capital Gold continues to evolve into a mid-tier Mexican producer, we will take immediate steps to increase our exposure within the investment community.  We will effectively communicate the Company’s true value as a profitable and growth oriented mining company. With our restructuring now in place, the market will be made fully aware and informed of our mandate for growth,” said John Brownlie, President of Capital Gold.

About Capital Gold
Capital Gold Corporation (CGLD: CGC) is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the El Chanate gold property in Sonora, Mexico. Further information about Capital Gold and the El Chanate Gold Mine is available on the Company’s website, www.capitalgoldcorp.com.

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Statements in this press release, other than statements of historical information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, some of which are described below. Such forward-looking statements include comments regarding the establishment and estimates of mineral reserves and non-reserve mineralized material, future increases in mineral reserves, the recovery of any mineral reserves, grade, processing rates and capacity, estimated future gold production, the impact of any hedging arrangements, including the termination of such arrangements; potential mine life and future growth of the company. Factors that could cause actual results to differ materially include timing of and, unexpected events during expansion; variations in ore grade, tonnes mined, crushed or milled; delay or failure to receive board or government approvals; the availability of adequate water supplies; mining or processing issues; and fluctuations in gold price and costs. There can be no assurance that future developments affecting the Company will be those anticipated by management.

Any forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release. Additional information concerning certain risks and uncertainties that could cause actual, results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC) over the past 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Contact:
Kelly Cody, Manager of Investor Relations
Capital Gold Corporation
Tel: (212) 344-2785
Fax: (212) 344-4537
Email: kelly@capitalgoldcorp.com

Media Inquiries:
Victor Webb/Madlene Olson
Marston Webb International
Tel: (212) 684-6601
Fax: (212) 725-4709
Email: marwebint@cs.com